                                                                    EXHIBIT 99.1

    THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD IMMEDIATELY CONSULT YOUR BROKER, BANK MANAGER, LAWYER, ACCOUNTANT, INVESTMENT ADVISOR OR OTHER PROFESSIONAL.

This document relates to Exchange Offers (as defined below) made by Grupo TMM, S.A. (the "Company"). The Exchange Offers are described in the Prospectus dated
        , 2002 (the "Prospectus") and in this Letter of Transmittal (the "Letter of Transmittal"). All terms and conditions contained in the Prospectus are deemed to be incorporated in and form a part of this Letter of Transmittal. Therefore, you are urged to read the Prospectus carefully. The terms and conditions contained in the Prospectus, together with the terms and conditions of this Letter of Transmittal and the instructions herein, are collectively referred to herein as the terms and conditions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.

                             LETTER OF TRANSMITTAL
                           RELATING TO THE OFFERS BY
                                GRUPO TMM, S.A.

                                  TO EXCHANGE
                    % SENIOR NOTES DUE 2009 OF GRUPO TMM, S.A.
  (UNCONDITIONALLY GUARANTEED ON A SENIOR BASIS BY TMM HOLDINGS, S.A. DE C.V.)
        FOR OUTSTANDING 9 1/2% NOTES DUE 2003 AND 10 1/4% NOTES DUE 2006
                               OF GRUPO TMM, S.A.
                           PURSUANT TO THE PROSPECTUS

--------------------------------------------------------------------------------

      THE EXCHANGE OFFERS FOR AND WITH RESPECT TO THE EXISTING NOTES WILL
  EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2002, UNLESS
  EXTENDED IN RESPECT OF EITHER OR BOTH SERIES OF EXISTING NOTES IN ACCORDANCE WITH THE PROSPECTUS (THE "EXPIRATION DATE").

      THE CONSENT PAYMENT DEADLINE WILL BE 5:00 P.M., NEW YORK CITY TIME, ON
              , 2002, UNLESS EXTENDED IN RESPECT OF EITHER OR BOTH SERIES OF EXISTING NOTES IN ACCORDANCE WITH THE PROSPECTUS (THE "CONSENT PAYMENT DEADLINE").

      HOLDERS THAT CURRENTLY HOLD THEIR NOTES IN PHYSICAL FORM ARE URGED TO CONTACT A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER CUSTODIAN THAT HAS AN ACCOUNT AT DTC CAN ACT ON THEIR BEHALF.
--------------------------------------------------------------------------------

                                 CITIBANK, N.A.
                               5 Carmelite Street
                                London EC4Y 0PA
                                 United Kingdom
                            Attn: TMM Exchange Team
                         Facismile: 011 44 20 7508 3866
                         Telephone: 011 44 20 7508 3867

    Questions regarding the Exchange Offers or this Letter of Transmittal should be directed to the information agent, Mellon Investor Services LLC (the "Information Agent"), at the following telephone numbers: (888) 689-1607 (toll free)/(917) 320-6286 (banks and brokers).

    All holders of Existing Notes must tender by book-entry transfer to the Exchange Agent's account at DTC through ATOP, for which the Exchange Offers are eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of one or both of the Exchange Offers to DTC on or prior to the Expiration Date. In order to receive the Consent Payment, a holder of Existing Notes tendering through ATOP must transmit such acceptance prior to the Consent Payment Deadline. DTC will verify acceptance of the Exchange Offers, execute a book-entry transfer of the tendered Existing Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a "book-entry confirmation," which shall include an agent's message. An "agent's message" is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Existing Notes that the participant has received and agrees to be bound by the terms of the Letter of Transmittal as a signatory thereof and that the Company may enforce such agreement against the participant. Delivery of the agent's message by DTC will satisfy the terms of the Exchange Offers as to deemed delivery of a Letter of Transmittal by the DTC participant identified in the agent's message. ACCORDINGLY, HOLDERS WHO WISH TO TENDER THEIR EXISTING NOTES MUST DO SO THROUGH DTC'S ATOP PROCEDURES AND SHALL BE BOUND BY, BUT NEED NOT COMPLETE, THIS LETTER OF TRANSMITTAL.

    Holders desiring to tender their Existing Notes pursuant to either or both of the Exchange Offers are required to deliver concurrently their consent to the Proposed Amendments (as more fully described in the Prospectus, the "Proposed Amendments") to the indentures pursuant to which the Existing Notes of the series being tendered hereby were issued. The 2003 notes were issued pursuant to an indenture between the Company and Citibank, N.A., as trustee, dated as of May 12, 1993 and amended and restated as of January 25, 2001. The 2006 notes were issued pursuant to an indenture between the Company and The Bank of New York, as trustee, dated as of November 26, 1996 and amended and restated as of January 25, 2001. The trustees for the Existing Notes are collectively referred to as the "Existing Notes Trustees" and the indentures for the Existing Notes are collectively referred to as the "Existing Notes Indentures."

    The delivery by DTC of an agent's message constitutes the delivery of a consent to the Proposed Amendments with respect to the Existing Notes tendered hereby. Holders of Existing Notes of either series who have delivered their consent to the Proposed Amendments may withdraw their consent at any time prior to the Consent Payment Deadline for that series of Existing Notes. The Company will announce any extension of the Consent Payment Deadline no later than 9:00 a.m., New York City time, on the business day following the previously scheduled Consent Payment Deadline. Only those holders of Existing Notes that deliver their consent prior to the Consent Payment Deadline, and do not validly revoke their consent prior to the Consent Payment Deadline, will be entitled to receive the Consent Payment with respect to their Existing Notes.

    The Existing Notes may be tendered and will be accepted for exchange in denominations of $1,000 principal amount and integral multiples thereof and New Notes will be issued in denominations of $1,000 principal amount and integral multiples thereof.

    Accrued interest in respect of the Existing Notes and the Consent Payment (if applicable) will be paid by deposit of funds with DTC, and New Notes will be issued by deposit in book-entry form with the Exchange Agent.

                            TENDER OF EXISTING NOTES

    Accrued interest in respect of the Existing Notes and the Consent Payment (if applicable) will be paid by deposit of funds with DTC, and New Notes will be issued by deposit in book-entry form with the Exchange Agent. Failure to provide the information necessary to effect delivery of New Notes or the Consent Payment, if applicable, will render such holder's tender defective, and the Company will have the right, which it may waive, to reject such tender without notice.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

    DTC PARTICIPANTS IDENTIFIED IN AN AGENT'S MESSAGE IN RESPECT OF THE EXCHANGE OFFER WILL BE DEEMED TO HAVE SIGNED THIS LETTER OF TRANSMITTAL AND ARE EACH REFERRED TO HEREIN AS AN "UNDERSIGNED."

Ladies and Gentlemen:

    Pursuant to the Exchange Offers by Grupo TMM, S.A. (the "Company"), and upon the terms and subject to the conditions set forth in the Prospectus dated
              , 2002 (the "Prospectus") and this Letter of Transmittal (the "Letter of Transmittal"), the undersigned hereby tenders to the Company the aggregate principal amount of Existing Notes indicated in the related book-entry confirmation sent to the Exchange Agent entitled "Description of Existing Notes Tendered and in Respect of which Consent is Given" and acknowledges and agrees that, subject to the terms and conditions, such tender shall constitute the delivery of a consent to the Proposed Amendments with respect to such Existing Notes so tendered.

    The undersigned understands that Existing Notes tendered pursuant to the Exchange Offers must be accompanied by valid consent to the Proposed Amendments and that the Consent Payment will only be paid with respect to consents delivered prior to the Consent Payment Deadline and not validly revoked. The act of tendering will be deemed to be the giving of consent to the Proposed Amendments with respect to the Existing Notes tendered hereby such that no separate consent need be provided. The undersigned understands that any consent delivered hereby may be withdrawn at any time prior to the Consent Payment Deadline. After the Consent Payment Deadline, consents may not be withdrawn, except under the limited circumstances described in the Prospectus, including an amendment of the Exchange Offers in a manner that is, in the reasonable judgment of the Company, materially adverse to tendering holders.

    The undersigned understands that validly tendered Existing Notes (or defectively tendered Existing Notes with respect to which the Company has, or has caused to be, waived such defect) will be deemed to have been accepted by the Company if, as and when the Company gives oral or written notice thereof to the Exchange Agent. The undersigned understands that subject to the terms and conditions, Existing Notes properly tendered and accepted (and not validly withdrawn) in accordance with such terms and conditions will be exchanged for New Notes. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Existing Notes tendered (including any such Existing Notes tendered after the Expiration Date). If any Existing Notes are not accepted for exchange for any reason (or if Existing Notes are validly withdrawn), such unexchanged (or validly withdrawn) Existing Notes will be returned without expense to the undersigned's account at DTC as promptly as practicable after the expiration or termination of the Exchange Offers.

    Following the Consent Payment Deadline, and subject to and effective upon the Company's acceptance for exchange of the principal amount of the Existing Notes tendered hereby, upon the terms and conditions, the undersigned hereby:

    1. irrevocably sells, assigns and transfers to or upon the order of the Company's nominees, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Existing Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Existing Notes arising under, from or in connection with such Existing Notes;

    2. waives any and all rights with respect to the Existing Notes tendered hereby (including, without limitation, any existing or past defaults and their consequences in respect of such Existing Notes); and

    3. releases and discharges the Company, the Existing Notes Trustees and the New Notes Trustee from any and all claims the undersigned may have, now or in the future, arising out of or related to the Existing Notes tendered hereby, including, without limitation, any and all claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Existing Notes tendered hereby (other than as expressly provided in the Prospectus and in this Letter of Transmittal) or to participate in any redemption or defeasance of the Existing Notes tendered hereby.

    The undersigned understands that tenders of Existing Notes pursuant to the procedures described in the Prospectus and in the instructions in this Letter of Transmittal and acceptance of such Existing Notes by the Company will, following the Consent Payment Deadline, constitute a binding agreement between the undersigned and the Company upon the terms and conditions.

    All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

    The undersigned hereby represents, warrants and agrees that:

    1.  it has received the Prospectus;

    2. it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the Existing Notes tendered hereby and it has full power and authority to execute the letter of transmittal and make the representations, warranties and agreements made hereby, and has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby;

    3. the Existing Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that the Company will acquire good, indefeasible and unencumbered title to such Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accept the same;

    4. it will not sell, pledge, hypothecate or otherwise encumber or transfer any Existing Notes tendered hereby from the date of the letter of transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

    5. in evaluating the Exchange Offers and in making its decision whether to participate therein by submitting a letter of transmittal and tendering its Existing Notes, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by us, the exchange agent, the information agent or the Dealer Manager other than those contained in the Prospectus (as supplemented to the Expiration Date);

    6. the tender of existing notes shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the Prospectus;

    7. the tender of Existing Notes to the exchange agent shall, subject to the terms and conditions of the Exchange Offers generally, constitute the irrevocable appointment of the exchange agent as its attorney-in-fact and agent, and an irrevocable instruction to such attorney-in-fact and agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney-in-fact and agent in relation to the Existing Notes tendered hereby in favor of us or such other person or persons as the Company may direct and to deliver such form(s) of transfer and other document(s) in the attorney-in-fact's and agent's opinion and other document(s) of title relating to such Existing Notes' registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney-in-fact or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offers, and to vest in us or our nominees such Existing Notes;

    8. the terms and conditions of the Exchange Offers shall be deemed to be incorporated in, and form a part of, the letter of transmittal which shall be read and construed accordingly; and

    9. the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its participation in the Exchange Offers or its acquisition of the new notes are no longer accurate, it will promptly notify us.

    For purposes of this Letter of Transmittal, the "beneficial owner" of any Existing Notes shall mean any holder that exercises sole investment discretion with respect to such Existing Notes."

    If the Exchange Offers are amended in a manner that we determine constitutes a material change, we will extend the Exchange Offers to ensure that they remain open for a period sufficient to allow holders the opportunity to consider information regarding such change (or, if applicable, such longer period as is required by law) from the date that such material change is first published or sent or given to existing noteholders. Five business days will be deemed a sufficient period for these purposes, except that in the event that the Exchange Offers are amended to change either the percentage of Existing Notes being sought or the consideration offered, we will ensure that the Exchange Offers remain open for a period of at least 10 days following such notice. Any change in the consideration offered to holders of Existing Notes pursuant to the Exchange Offers will be paid to all holders whose Existing Notes have previously been tendered and not withdrawn pursuant to the Exchange Offers. There can be no assurance that we will exercise our right to extend, terminate or amend the Exchange Offers.

    The undersigned hereby tenders to the Company, and consents to the Proposed Amendments with respect to, the Existing Notes that are the subject of the book-entry confirmation.

                   INSTRUCTIONS FORMING PART OF THE TERMS AND
                       CONDITIONS OF THE EXCHANGE OFFERS

    1. DEEMED DELIVERY OF LETTER OF TRANSMITTAL. All holders must tender their Existing Notes through DTC's ATOP procedures and shall be bound by, but need not complete, this Letter of Transmittal.

    A confirmation of a properly transmitted agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent on or prior to the Expiration Date. In order for the Consent Payment to be paid with respect thereto, such message or documents must be received prior to the Consent Payment Deadline.

    Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Exchange Offers by causing DTC to transfer Existing Notes to the Exchange Agent in accordance with DTC's ATOP procedures for such transfer on or prior to the Expiration Date. In order for the Consent Payment to be paid with respect thereto, such acceptance must be transmitted prior to the Consent Payment Deadline.

    Any acceptance or agent's message delivered through ATOP is at the option and risk of the tendering holder.

    Neither the Company nor the Exchange Agent is under any obligation to notify any tendering holder of Existing Notes of the Company's acceptance of tendered Existing Notes prior to the Expiration Date.

    2. DELIVERY OF THE NEW NOTES AND CONSENT PAYMENT. Accrued interest in respect of the Existing Notes and the Consent Payment (if applicable) will be paid by deposit of funds with DTC, and New Notes will be issued by deposit in book-entry form with the Exchange Agent.

    3. AMOUNT OF TENDERS. The Existing Notes may be tendered and will be accepted for exchange in denominations of $1,000 principal amount and integral multiples thereof, and New Notes will be issued in $1,000 principal amount and integral multiples thereof.

    The New Notes will be issued and accrued interest in respect of the Existing Notes and the Consent Payment (if applicable) will be paid, on the Settlement Date, which will be the third business day following the Expiration Date, or as soon as practicable thereafter.

    4. TRANSFER TAXES. Except as set forth in this Instruction 4, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Existing Notes to it, or to its order, pursuant to the Exchange Offers. If payment is to be made to, or if Existing Notes not tendered or purchased are to be registered in the name of, any persons other than the Registered Holder, or if tendered Existing Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the Registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

    5. VALIDITY OF TENDERS. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Existing Notes will be determined by the Company in its sole discretion, which determination will be final and binding. the Company reserves the absolute right to reject any and all tenders of Existing Notes not in proper form or any Existing Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. the Company also reserves the absolute right to waive any defect or irregularity in tenders of Existing Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. None of the Company, the Information Agent, the

Exchange Agent, the Dealer Manager or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification.

    Tenders of Existing Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the holders of Existing Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date or the withdrawal or termination of the Exchange Offers.

    6. WAIVER OF CONDITIONS. The Company reserves the absolute right to amend or waive any of the conditions in the Exchange Offers concerning any Existing Notes at any time.

    7. WITHDRAWAL. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption "The Exchange Offers--Withdrawal of Tenders and Revocation of Consents."

    8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus, this Letter of Transmittal and on Form W-9 may be directed to the Information Agent at the address and telephone number indicated herein.

    IMPORTANT: In order to validly tender Existing Notes pursuant to the Exchange Offers, an Agent's Message and all other required documents, must be received by the Exchange Agent on or prior to the Expiration Date.

                           IMPORTANT TAX INFORMATION

    Under U.S. federal income tax law, a tendering Holder may be subject to backup withholding tax with respect to the delivery by the Exchange Agent of the Exchange Offers, unless such Holder provides the Company (as payer), through the Exchange Agent, with either (i)(a) such Holder's correct taxpayer identification number ("TIN") on Form W-9 (which may be obtained on the Internal Revenue Service website at www.irs.gov) certifying that the TIN provided on Form W-9 is correct (or that such Holder has applied for a TIN); (b) certification that
(A) the Holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding tax as a result of a failure to report all interest or dividends or (B) the Internal Revenue Service has notified the Holder that he or she is no longer subject to backup withholding tax and
(c) that the Holder is a United States person or (ii) an adequate basis for exemption from backup withholding tax. Failure to provide such Holder's taxpayer identification number on Form W-9, if applicable, may subject the tendering Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. Exempt Holders should indicate their exempt status on Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed appropriate Internal Revenue Service Form W-8 (which the Exchange Agent will provide upon request or which may be obtained on the Internal Revenue Service website at www.irs.gov) signed under penalty of perjury, attesting to the Holder's exempt status.

                 The Exchange Agent for the Exchange Offers is:
                                 CITIBANK, N.A.
                               5 Carmelite Street
                                London EC4Y 0PA
                                 United Kingdom
                            Attn: TMM Exchange Team
                         Facismile: 011 44 20 7508 3866
                         Telephone: 011 44 20 7508 3867

    Any questions or requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal, or related documents may be directed to the Information Agent at its telephone numbers set forth below. A holder of Existing Notes may also contact the Dealer Manager at the telephone number set forth below or such holder's custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.

               The Information Agent for the Exchange Offers is:
                          MELLON INVESTOR SERVICES LLC
                           44 Wall Street, 7th Floor
                            New York, New York 10005
                          Attention: Grainne McIntyre
                           Toll free: (888) 689-1607
                       Banks and brokers: (917) 320-6286
                 The Dealer Manager for the Exchange Offers is:
                              SALOMON SMITH BARNEY
                        390 Greenwich Street, 4th Floor
                            New York, New York 10013
                        Attn: Liability Management Group
                     Telephone: (800) 558-3745 (toll free)